EXHIBIT 23(i)


                                September 7, 1999

Harvest Funds
112 Ballymeade Drive
Wilmington, DE 19810

     Re: Registration Statement on Form N-1A
         -----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Harvest Funds (the "Trust"), a business trust formed and existing under the Delaware Business Trust Act (the "DBTA") and registered as an open-end management company under the Investment Company Act of 1940 (the "1940 Act"), in connection with the offer and sale by the Trust to the public of an indefinite number of shares of beneficial interest, $0.01 par value per share, of the Institutional Class of the RISA Fund series of shares of the Trust (the "RISA Fund Shares").

     As counsel to the Trust, you have requested that we render the opinion set forth in this letter, and we are furnishing this opinion letter pursuant to Item 23(i) of Form N-1A under the 1933 Act.

     The Trust's Agreement and Declaration of Trust dated as of December 30, 1998, (the "Trust Agreement") authorizes the Trust to issue an unlimited number of shares of beneficial interest, $0.01 par value per share, of the Trust (the "Shares"), authorizes the Board of Trustees of the Trust to designate series and classes of Shares and to allocate Shares among the series and classes so designated, and authorizes the Trust to issue Shares without issuing certificates representing such Shares.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Trust's Registration Statement on Form N-1A (1933 Act Registration No. 333-71325 and 1940 Act File No. 811-09211) filed with the U.S. Securities and Exchange Commission (the "Commission") on January 28, 1999, Pre-Effective Amendment No. 1 thereto filed with the Commission on March 23, 1999, and Pre-Effective Amendment No. 2 thereto which is being filed with the Commission on September 7, 1999 (the "Registration Statement"),


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The RISA Investment Trust
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September 7, 1999



     (ii) the Trust's Notification of Registration on Form N-8A filed with the Commission on January 28, 1999 under the 1940 Act, (iii) the Certificate of Trust of the Trust dated December 30, 1998, as amended by a Certificate of Amendment dated September 2, 1999, both as filed with the Delaware Secretary of State pursuant to the DBTA, (iv) the Trust Agreement, (v) the Trust's By-Laws,
(vi) certain resolutions of the Board of Trustees relating to the designation and the offer, sale and issuance of the RISA Fund Shares, and (vii) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth in this letter.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, and the authenticity of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinion expressed in this letter that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust. In addition, we have assumed that (i) the Trust will remain a validly subsisting business trust under the DBTA, registered as an open-end management company under the 1940 Act, (ii) the registration under the 1933 Act of the offer and sale of an indefinite number of the RISA Fund Shares will become and remain effective, (iii) the Trust will offer, sell and issue the RISA Fund Shares in compliance with Section 5(b) of the 1933 Act and the 1940 Act and as described in the Registration Statement, and (iv) the Trust will timely file a notice pursuant to Rule 24f-2 under the 1940 Act and pay in full the fee due in connection therewith with respect to the RISA Fund Shares sold in each fiscal year hereafter.


     The law covered by this opinion letter is limited to the laws of the State of Delaware and the federal laws of the United States of America.

     We have rendered the opinion set forth in this letter with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation that may hereafter occur, whether such changes are retroactively or prospectively applied, or to update this opinion letter in any fashion to reflect any facts or circumstances that hereafter come to our attention.

     Based upon and subject to the foregoing examination, information, assumptions and qualifications, we are of the opinion that the RISA Fund Shares, when sold and issued, will be legally outstanding, fully-paid, and non-assessable shares of beneficial interest of the Trust.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this firm in the prospectus filed as part of the Registration Statement. In giving this consent, we do not admit that we are in the category of


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The RISA Investment Trust
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September 7, 1999



persons whose consent is required under Section 7 of the 1933 Act and the rules and regulations of the Commission thereunder.


     As counsel to the Trust, we have furnished this opinion letter to you in connection with the filing of the Registration Statement. Except as provided in the immediately preceding paragraph, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.


                                            Very truly yours,


                                            /s/ PEPPER HAMILTON LLP